Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report of Duane Reade Holdings, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 27, 2008 (the “Report”), for the purpose of complying with Rule 13(a)-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

John A. Lederer, Chief Executive Officer, Chairman of the Board of Directors and Director of the Company, and John K. Henry, Chief Financial Officer of the Company, each certifies that, to the best of his knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 24, 2009	By:	/s/ JOHN A. LEDERER
John A. Lederer Chief Executive Officer, Chairman of the Board of Directors and Director

	By:	/s/ JOHN K. HENRY
John K. Henry Senior Vice President and Chief Financial Officer